Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp. [RM]
Date of Event Requiring Statement:	June 4, 2018

Joint Filers’ Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member

Basswood Financial Fund, Inc.
By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member

Basswood Financial Long Only Fund, LP

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp. [RM]
Date of Event Requiring Statement:	June 4, 2018

Basswood Opportunity Fund, Inc.
By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member

Basswood Partners, L.L.C.
By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum Title: Managing Member